UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hennessy Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	85-4364098
(State of incorporation or organization)	(IRS Employer Identification No.)
7250 Redwood Blvd, Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value, of the Hennessy Stance ESG ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement file number to which this form relates: 033-52154
Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest, no par value, of the Hennessy Stance ESG ETF, a series of Hennessy Funds Trust (the “Company”), to be registered hereunder is set forth in the Post-Effective Amendment No. 65 to the Company’s Registration Statement on Form N-1A (File Nos. 033-52154; 811-07168) (referred to herein as the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2024, which description is incorporated herein by reference. The I.R.S. Employer Identification Number of the Hennessy Stance ESG ETF is 85-4364098.
Item 2.  Exhibits.
1.
The Company’s Restated Certificate of Trust is incorporated herein by reference to Exhibit 1(a) to the registration statement on Form N-14 (Accession No. 0000898531-17-000334), as filed with the SEC on June 13, 2017.

2.
The Certificate of Amendment to the Company’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(2) to the Post-Effective Amendment No. 24 to the Registration Statement (Commission File Nos. 033-52154; 811-07168), as filed with the SEC on filed on December 15, 2008.

3.
The Certificate of Amendment to the Company’s Certificate of Trust is incorporated herein by reference to Exhibit 1(c) to the registration statement on Form N-14 (Accession No. 0000898531-17-000334), as filed with the SEC on June 13, 2017.

4.
The Company’s Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit (a)(4) to the Post-Effective Amendment No. 57 to the Company’s Registration Statement on Form N‑1A (Commission File Nos. 033-52154; 811-07168), as filed with the SEC on March 1, 2021.

5.
The Company’s Amended and Restated Written Instrument Designating and Establishing Series and Classes is incorporated herein by reference to Exhibit (a)(5) to the Post-Effective Amendment No. 64 to the Company’s Registration Statement on Form N‑1A (Commission File Nos. 033-52154; 811-07168), as filed with the SEC on December 26, 2023.

6.
The Company’s Amended and Restated Bylaws are incorporated herein by reference to Exhibit (b) to the Post‑Effective Amendment No. 57 to the Company’s Registration Statement on Form N‑1A (Commission File Nos. 033-52154; 811-07168), as filed with the SEC on March 1, 2021.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 17, 2024
HENNESSY FUNDS TRUST

By: /s/ Teresa M. Nilsen
Name: Teresa M. Nilsen
Title:   Executive Vice President